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                                                                      Exhibit 99

FOR IMMEDIATE RELEASE

For Further Information Contact:    Donald V. Rhodes
                                    Chairman, President and CEO
                                    360/943-1500

                        HERITAGE FINANCIAL CORPORATION
                          COMPLETES SHARE REPURCHASES


Olympia, Washington--April 30, 1999--Heritage Financial Corporation (Nasdaq symbol: HFWA) today announced the completion of the previously announced repurchase of up to 100,000 of its outstanding shares of common stock. The Company repurchased the 100,000 shares of its outstanding common stock through block purchases.

Heritage, through its two subsidiaries, Heritage Bank and Central Valley Bank, have 17 full-service banking offices in Thurston, Pierce and Mason Counties in Western Washington and Yakima County in Central Washington.